UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

ACRO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Veterans Memorial Highway, Suite 134-271
Mableton, GA		30126
(Address of principal executive offices)		(Zip Code)

1.404.537.2900
Registrant’s telephone number, including area code:

5 Kineret Street
Bnei Brak, Israel
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

On May 27, 2014, the Company issued an aggregate of 9,867,990 shares of the Company's common stock, par value $.001 per share, to the Top Alpha Capital pursuant to its consulting agreement.  On May 27, 2014 Top Alpha Capital sold all its shares totalling 19,529,369 shares or 66.84% of the total outstanding shares of the Company to two domestic entitites, 13,019,579 shares to NFA Securities L3C or 44.56% of the total common stock outstanding and 6,509,790 to IMIR Management LLC or 22.28% of the total common stock outstanding.  As a result, a change of control of the Company took place on this date, whereby said shareholders, NFA Securities L3C and IMIR Management LLC now own 19,529,369 of the Company's common stock out of a total of 29,216,990 total common stock outstanding.

The Company is not aware of any arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On May 27, 2014, after Top Alpha sold its shares, Asaf and Baruch Mitzengendler presented to the Board of the Company a letter of resignation whereby they resigned from their positions as officers and directors with the Company, effective immediately.  Their resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

(c)           On May 27, 2014, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Asaf and Baruch Mitzengendler from their positions as officers and directors of the Company, and (ii) the appointment of Mr. Joshua Griggs as Chief Executive Officer and Director, Adrienne L. Lucas as Chief Operating Officer, Corporate Scretary and Director and Kandance W. Norris as Chief Financial Officer of the Company.

Joshua Griggs, President and Chairman of the Board of the Company, obtained his Bachelors’ degree in Business Administration with an emphasis in Management from Howard University in Washington, D.C. After college Mr. Griggs set his sites on being an entrepreneur and ventured into a variety of different business sectors including government contracting and real estate.  In 2006, Mr. Griggs Co-Founded , a real estate private equity firm located in Michigan, with a focus in the multi-family apartment  sector. His responsibilities included investor presentations, fund raising activities, overseeing investment performance, and approving decisions on investments. His additional responsibilities within the firm, includes assessing market value of investments and maintaining relationships with various government groups. He reviewed prospective investment & development opportunities and advised clients as to returns, benefits & risks. He also negotiates business points of investments including acquisitions & developments while supporting the firm’s affiliated LLC’s in any and all areas including real estate asset management, construction, real estate assets lending & real estate partnership agreements.  Mr. Griggs is a Member of the Detroit Athletic Club - Detroit, MI, Board Member Gesu Catholic School - Detroit, MI, and Member and Co-founder of Legacy Associates Foundation of Michigan.

Adrienne L. Lucas, Chief Operating Officer, Secretary and Director of the Company, is a private equity, commercial real estate professional and former executive management consultant with over 15 years’ experience serving fortune 500 companies. As a principal and COO of ICG Advisors, LLC (ICGA), Lance Lucas was instrumental in growing the firm from a start up to more than $200 Million in assets under management (AUM). At its peak, ICGA held approximately 3 million square feet of real estate across the US. The firm’s efforts were recognized in Black Enterprise Magazine, July 2011 issue where the firm ranked tenth (10th) on the list of the top Black owned private equity firms. ICGA was ranked among the top again in 2012. As a consultant with CSC Index, Lance Lucas was a part of its financial services and utilities practices. She was adept at helping clients compete in newly deregulated environments and restructuring lackluster groups into high-performance teams responsible for increased productivity and profitability. In 1998, Lance Lucas joined HomeBanc Mortgage Company, the number one mortgage lender in Atlanta, GA with nearly $6 billion in mortgage loan production, as the Vice President for Strategy & Operations. Lance Lucas was instrumental in preparing the company for privatization through her improvement of production operations. Lance Lucas graduated cum laude with a B.A. in Economics from Spelman College and an MBA from Harvard University.

Kandance W. Norris, Chief Financial Officer of the Company, is a partner at Cumby & Weems LLP, a corporate and commercial real estate law firm with offices in New York, suburban Philadelphia and Durham, NC representing large corporations, start-up businesses, non-profit organizations and high net worth individuals. Ms. Weems Norris also serves as an Executive Recruiter for McKinsey & Company with a focus on finding talented experienced diverse professionals to join their consulting practice. Ms. Weems Norris has served on the Board of Directors of the National Black MBA Association, Angioma Alliance, and KENO Fund and as a coordinator of the Winning Strategy for Young Black Men Conferences. She served as an Adjunct Professor of Business Law and Ethics at the Elon University Love School of Business and will teach Business Law at North Carolina Central University School of Business this fall. Prior to forming Cumby & Weems LLP, Ms. Weems Norris was an attorney at Sullivan & Cromwell LLP in the firm's Commercial Real Estate Group (1996 – 2005) and worked as a management consultant at McKinsey & Company (1990 – 1992). She received her JD and MBA from Harvard University, where she was a member of the Harvard Law Review, and she received her BA from Spelman College.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Neither Mr. Griggs, Ms. Lucas nor Ms. Norris has a family relationship with any of the previous officers or directors of the Company.  Mr. Joshua Griggs owns or controls through IMIR Management LLC a total of 22.28% or 6,509,790 of the Company's total outstanding common shares.  Neither Ms. Lucas nor Ms. Norris own any shares of the Company as of the date of this filing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

99.1	Resignation of Asaf Porat

99.2	Resignation of Baruch Mitzengendler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2014	ACRO, INC.

	By:	/s/ Joshua Griggs
Joshua Griggs
Chief Executive Officers